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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Hawkins, Inc. on Form S-8 of our report dated December 6, 2001, on the financial statements appearing in the Annual Report on Form 10-K of Hawkins, Inc. for the year ended September 30, 2001.

Deloitte & Touche LLP /s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
May 2, 2002

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INDEPENDENT AUDITORS' CONSENT